FORM 8-A/A
                                  AMENDMENT NO. 5
                    To Registration Statement on Form 8-A
                             Dated March 9, 1987,
               As amended on December 7, 1992 and March 2, 1993,
                  And Amended and Restated February 14, 1996,
                And As Amended on May 27, 1998 and March 1, 1999

                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) or (g) OF THE
                   SECURITIES EXCHANGE ACT of 1934

                                   HUMANA INC.
	         (Exact name of registrant as specified in charter)

                  Delaware                          61-0647538
(State of incorporation or organization)       (I.R.S. Employer
                                                Identification No.)

             500 West Main Street                     40202
             Louisville, Kentucky
  (Address of principal executive offices)          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

	Title of each Class	            Name of each exchange of which
	To be so registered	            each class is to be registered
___________________________		   __________________________________
Rights to Purchase Series A                    New York Stock Exchange
Participating Preferred Stock

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /x/

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:_________ (if Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

The undersigned Registrant, Humana Inc., (the "Company" or "Registrant") hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A as follows:

  Item 1.  Description of Registrant's Securities to be Registered.

           Item 1 is hereby amended as described in the attached Exhibit 4.3.

           For a complete description of the Rights Agreement, please see the Rights Agreement which is incorporated by reference herein.

  Item 2.  Exhibits.

           Item 2 is hereby amended by adding a new Exhibit 4.3:

           Exhibit 4.3 Amendment No. 2 dated as of March 1, 1999 to The Amended and Restated Rights Agreement dated as of February 14, 1996


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 26, 1999


	HUMANA INC.


        By:/s/ Kathleen Pellegrino
               Vice President and
               Associate General Counsel



EXHIBIT INDEX:

3.1 Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 9, 1989 as restated to incorporate the amendment of January 9, 1992 and the correction of March 23, 1992. Exhibit 4(i) to the Registrant's
       Post-Effective Amendment No. 1, filed February 2, 1994, to the Registrant's Registration Statement
       (Reg. No. 33-49305) is incorporated by reference herein.

3.2 By-Laws, as amended, Exhibit 3(b) to the Registrant's Annual Report on Form 10-K (File No. 1-5975) filed March 31, 1998 is incorporated by reference herein.

4.1    Form of Amended and Restated Rights Agreement, dated
       February 14, 1996, between Humana Inc. and Mid-America Bank of Louisville and Trust Company. Exhibit 1.3 to the Registration Statement (File No. 1-5975) on Form 8-A/A dated February 14, 1996 is incorporated by reference herein.

4.2 Amendment No. 1 dated May 27, 1998, to Amended and Restated Rights Agreement, dated February 14, 1996 between Humana Inc.
       and Mid-America Bank of Louisville and Trust Company ("Rights Agreement"). Exhibit 4.2 to the Registration Statement (File No. 1-5975) on Form 8-A/A dated June 15, 1998 is incorporated by reference herein.

4.3 Amendment No. 2 dated as of March 1, 1999 to the Rights Agreement, filed herewith.